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                                AMENDMENT NUMBER 4

                                     TO THE

                   TRUSTMARK NATIONAL BANK PROFIT SHARING PLAN


The Trustmark National Bank Profit Sharing Plan is hereby amended, effective January 1, 1997, as follows:

1. The name of the Plan is changed to "Trustmark National Bank 401(k) Plan" and, accordingly, any references in the Plan to Trustmark National Bank Profit Sharing Plan are changed to Trustmark National Bank 401(k) Plan, and
    Section 1.32 of the Plan is amended to read as follows:

     1.32 "Plan" shall mean this Plan, entitled the "Trustmark National Bank 401(k) Plan," as it may be amended from time to time, and as in effect on the relevant date to be interpreted hereunder.

2.  Subsection (a) of Section 3.01 is amended to read as follows:

     (a) Employer Basic Contribution. The Employer shall not make basic contributions on behalf of Participants.

3.  The third sentence of Section 3.02(a) is amended to read as follows:

          Salary deferral contributions for any Plan Year may not exceed seven thousand dollars ($7,000).

4.  Subsection (a) of Section 4.01 is amended to read as follows:

     (a) Employer Basic Contributions. The Employer shall not make basic contributions on behalf of Participants.

5. Section 4.05 is  amended to read as follows:

     4.05 Separation of Forfeitures and Accounts by Employer.

          All Employers which are members of a Controller Group shall be considered a single Employer for purposes of allocating and/or crediting Employer contributions and Forfeitures. Employer contributions and Forfeitures for Employers which are not members of the Controlled Group shall be administered separately.

          Provided, however, that a single Trust Fund may be used for the investment of the funds of the Plan.




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6.  Section 4.08 is amended to read as follows:

     4.08 Election of Investment Fund.

          The Plan Administrator may direct the Trustee to establish, and the Trustee at such direction shall establish, any number of separate investment funds. If such separate investment funds are created, then each Participant may direct the investment of the funds in such
          Participant's Account among the available investment funds, in accordance with rules established by the Committee. Such investment funds shall remain a part of the Trust Fund, but shall be separately invested, with all investment income on such investments credited to the investment funds and all disbursements to, or on behalf of, the Participant charged thereto. The Plan Administrator may, at its election, designate one of the investment funds as the Employer Stock Fund. Such investment fund, if established, shall be for the purpose of investing primarily in the common stock of the Employer.

          Each Participant shall elect to have his Participant contributions and Employer contributions invested in the available investment funds in any combination of whole percentages that totals one hundred percent (100%).

          All elections hereunder shall be effective for the entire amount of both his Participant contributions and Employer contributions. The form and manner of all elections under this section shall be prescribed by the Committee.

          A Participant may make, revise or revoke such election for the future investment of contributions made under this Plan provided for under this Section 4.08 as of the next Allocation Date, provided sufficient notice is provided to allow the modification to be made. Such election shall remain effective for all subsequent contributions allocated on behalf of the Participant to the investment funds until the election is effectively modified or revoked.

          The transfer of existing balances in the Accounts of Participants between investment funds shall be permitted once each allocation period on the Allocation Date, provided sufficient notice is provided to allow the modification to be made. Such election shall be made on forms provided by the Committee and shall be in accordance with rules and procedures established by the Committee; all other elections shall be void. Notwithstanding the foregoing, the election by a participant to transfer between the investment funds shall be subject to the rules and procedures established by the Committee and to any limits or restrictions imposed by mutual fund or other companies responsible for the respective investment funds.




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7.  Subsection (a) of Section 6.01 is amended to read as follows:

     (1) In General. The normal form of payment shall be a single lump sum, except that payment of a benefit attributable to a transfer of assets from an Annuity Transfer Plan shall be made in conformance with
          Section 6.01(b). In lieu of this normal form of payment, a Participant may elect to have his benefit paid in accordance with one or more of the following optional forms of payment, subject to Section 6.01(b) or
          (c), if applicable:

          (1)  Paid in a single sum; or

          (2) Paid in installments as nearly equal as practicable for a period not to exceed the Participant's life expectancy or the life expectancy of the Participant and his Beneficiary. Not more frequently than once per Plan Year, the Retired Participant may elect to change the amount of the installment payments. The Retired Participant or, if the Retired Participant is deceased, the Beneficiary may nevertheless, as of any subsequent date, elect to have the balance then remaining paid in a single sum;

          (3) Applied to the purchase of a nontransferable, immediate life annuity contract. Such annuity may not be in any form that will provide for payments over a period extending beyond the period described in Section 6.03(c) hereof. This optional form number
               (3) shall be available only for the value of Account balances in the Plan as of December 31, 1996; or

          (4) Paid or applied as a combination of single sums, on the dates and in the amounts selected by the Retired Participant, subject to a minimum for any single distribution of five hundred dollars ($500). Not more than one (1) such distribution may be elected in any single Plan Year.

          Such election must be in writing, in such form as the Committee shall uniformly and nondiscriminatorily require, and may be submitted at any time during the ninety (90) day period preceding the first day of the first period for which an amount is paid as a benefit and following the date which the Participant is provided with information concerning the optional forms of benefit and the Participant's right, if any, to defer payment of his benefit. Such notice shall be provided at least thirty (30) and no more than ninety (90) days before the first day of the period described in the preceding sentence. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:




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               (i)  the Plan Administrator clearly informs the Participant  that the Participant  has a right to a period of at least  thirty
                    (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (ii) the Participant, after receiving  the  notice, affirmatively elects a distribution.

          If the Retired Participant does not elect an option, such benefits shall be paid or applied in accordance with the option described in
          (a) above.

8.  Section 6.05 is amended to read as follows:

     6.05 Single Sum Distribution of Small Benefits.

          In the event that a Retired Participant or Beneficiary shall become entitled to receive any benefit under the Plan, and the value of the nonforfeitable benefit is not greater than (or at the time of any prior distribution was not greater than) three thousand five hundred dollars ($3,500), the benefit shall be paid to such person in a single sum before the end of the second Plan Year following the Plan Year during which the Participant ceases to participate in the Plan. Provided, however, that the foregoing shall be subject to the provisions of Section 6.06 hereof regarding direct rollover of eligible rollover distributions as provided therein.

          Payment under this section shall be in lieu of the form of benefit otherwise payable under any provision of this Plan.

9.  The second paragraph of Section 8.02 is amended to read as follows:

          For purposes of this Section, if the value of an Employee's vested account balance is zero, the former Participant shall be deemed to have received a distribution of such vested account balance and the Employer Account shall be treated as a Forfeiture as of the last day of the Plan Year in which such Employee terminates Service.

10. The last paragraph of Section 8.02 is amended to read as follows:

          Any  Forfeitures  remaining after the  reinstatements  described above
          shall  be  applied  to  reduce  future   Employer   contributions   or
          administrative expenses of the Plan.

11. The second sentence of Section 8.03 is amended to read as follows:

          Notwithstanding the above, such former Participant may elect an earlier commencement date.



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12. Subsection (f) of Section 10.02 is amended to read as follows:

     (f) The Trustee may invest up to one hundred percent (100%) of the Trust Fund in Qualifying Employer Securities. Furthermore, the Trustee shall, at the direction of the Chief Executive Officer of the Sponsor, invest up to one hundred percent (100%) of the portion of the Trust Fund which is not directed by Participants pursuant to Section 4.08, and which is not attributable to salary deferral contributions, voluntary Participant contributions, rollover contributions and trustee-to-trustee transfers in Qualifying Employer Securities. The Chief Executive Officer is authorized to issue such direction at his discretion. For purposes of this section, the term Qualifying Employer Securities shall mean Employer securities (or securities of a member of the Controlled Group of the Employer) which are stock or marketable obligations, such as bonds, debentures, notes or certificates, or other evidence of indebtedness, as defined in Section 401(d)(5) of ERISA.

13. Subsection (k) of Section 10.02 is amended to read as follows:

     (k) Except as otherwise provided herein, the Trustee may, through any duly authorized officer or proxy, vote any share of stock which the Trustee may own from time to time. On any matter which involves a sale of substantially all of the assets or the stock of Trustmark National Bank ("the Bank") or a transfer of a majority or more of the stock of the Bank through merger, consolidation or other means in which control of the Bank is transferred to another party, each Participant or Beneficiary shall be entitled to direct the Trustee to vote a certain number of shares of stock of the Bank determined under the following formula: multiply the total number of Bank shares held by the Trustee by a fraction the numerator of which is the Employer Account balance of such Participant or Beneficiary invested in the fund or funds holding Bank stock and the denominator of which is the total Employer Account balances of all Participants and Beneficiaries invested in the fund or funds holding bank stock.

14. Section 14.14 is amended to read as follows:

     14.14 Entire Plan.

          This Plan constitutes the entire qualified 401(k) savings plan of the Sponsor, and no modifications or alterations to this Plan shall be enforceable unless properly and validly made pursuant to the amendment provisions of Article 11 hereof.




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IN WITNESS  WHEREOF,  this  Amendment  Number 4 to the  Trustmark  National Bank
Profit Sharing Plan, herein renamed the Trustmark National Bank 401(k) Plan, is hereby executed by its duly authorized officer this 11th day of December, 1996.



                                               TRUSTMARK NATIONAL BANK

                                               By: /s/ Robert G. Spring
                                                   ------------------------

                                                       Robert G. Spring